UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): September 5, 2006


                                   VIACOM INC.
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             (Exact name of registrant as specified in its charter)



          Delaware                     001-32686                  20-3515052
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(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
     of incorporation)                                         Identification
                                                                   Number)


                     1515 Broadway, New York, New York 10036
                ------------------------------------------------
               (Address of principal executive offices) (zip code)


       Registrant's telephone number, including area code: (212) 258-6000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Section 1.        Registrant's Business and Operations

Item 1.01.        Entry into Material Definitive Agreements.

                  In connection with the previously disclosed appointments of Philippe P. Dauman as President and Chief Executive Officer of Viacom Inc. ("Viacom") and of Thomas E. Dooley to the newly created position of Senior Executive Vice President and Chief Administrative Officer of Viacom, on September 5, 2006, Viacom entered into employment agreements with each of Mr. Dauman and Mr. Dooley (the "Dauman Employment Agreement" and the "Dooley Employment Agreement", respectively).

Dauman Employment Agreement

                  The Dauman Employment Agreement provides that Mr. Dauman will report to the Board of Directors of Viacom (the "Board") and, for so long as Sumner M. Redstone is the Executive Chairman and Founder of Viacom, to Mr. Redstone, and that Mr. Dauman will be nominated annually for election to the Board. The Dauman Employment Agreement also provides that Mr. Dauman and Mr. Dooley will constitute a two-member Office of the President that will supervise and review operations, planning and strategy for Viacom and its subsidiaries.

                  Under the Dauman Employment Agreement, Mr. Dauman will receive an annual salary of $2 million (subject to annual review and possible increase by the Compensation Committee of the Board (the "Committee")) and will be eligible to receive an annual cash bonus based upon the achievement of performance objectives established by the Committee. Mr. Dauman's target bonus for each calendar year will be $7 million (subject to annual review and possible increase by the Committee) and his maximum bonus will be two times his target bonus. Mr. Dauman will be paid a pro rata portion of such target bonus for 2006, which amount is not conditioned on the achievement of performance objectives. The Committee also approved the grant to Mr. Dauman of stock options having an aggregate value, determined in accordance with Financial Accounting Standard 123(R), of $12 million. The stock options will be awarded to Mr. Dauman on September 8, 2006 and will have an exercise price equal to the closing price of Viacom Class B Common Stock (the "Class B Shares") on the New York Stock Exchange that day. Mr. Dauman's options will vest and become exercisable on the six-month anniversary of his commencement of employment and will have a term of eight years.

                  The Dauman Employment Agreement further provides for Mr. Dauman to receive, beginning in 2007, annual long-term incentive awards with a target value of $12 million, 50% of which shall consist of stock options to purchase Class B Shares and 50% of which shall consist of performance share units ("PSUs"). All such stock options will have an exercise price equal to the fair market value of the Class B Shares on the date of grant and will vest in 25% installments on the first four anniversaries of the date of grant. PSUs are notional units of measurement and represent the right to receive a number of Class B Shares determined on the basis of the relative total


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shareholder return of the Class B Shares in comparison to the total shareholder return of the common stock of companies comprising the Standard & Poor's 500 Composite Index (with limited exceptions) at the start of a measurement period of approximately three years (except that the measurement period for Mr. Dauman's 2007 and 2008 awards of PSUs will begin on September 5, 2006 and run through December 31, 2009 and December 31, 2010, respectively) and, under certain circumstances, determined on the basis of Viacom's earnings per share during such period. Payouts under the PSUs range from zero to a maximum of 300% of the target number of Class B Shares for the award.

                  Mr. Dauman has agreed to invest at least $5 million in Class B Shares within three months of September 5, 2006 (the "Dauman Purchased Shares"). Viacom will award Mr. Dauman restricted share units ("Matching RSUs") on a 2:1 basis for each Class B Share purchased, up to a maximum investment by Mr. Dauman of $5 million. The Matching RSUs will vest in 25% installment on each of the first four anniversaries of the last purchase by Mr. Dauman that brings his personal investment to $5 million, provided that Mr. Dauman retain his ownership of the Dauman Purchased Shares through the applicable vesting date. The Dauman Employment Agreement generally permits Mr. Dauman to participate in all arrangements for benefits, business expenses and perquisites available to senior executives of Viacom. Mr. Dauman will receive term life insurance in the amount of $8 million. Mr. Dauman's employment term will continue until December 31, 2011.

                  The Dauman Employment Agreement contains restrictive covenants imposing non-competition obligations, restricting solicitation of employees, protecting confidential information and Viacom's ownership of work product and requiring cooperation in litigation, as well as other covenants, during Mr. Dauman's employment and for specified periods after the termination of employment. Under the Dauman Employment Agreement, if Mr. Dauman resigns his employment for "good reason" or if Viacom terminates Mr. Dauman's employment without "cause" (as these terms are defined in the Dauman Employment Agreement), Mr. Dauman shall be entitled to receive accrued compensation and benefits; a prorated bonus for his year of termination based on his target bonus; a severance payment equal to two times (i) his salary and (ii) the higher of the average annual cash bonuses paid with respect to the three (or fewer) prior calendar years and his target bonus for the year in which his termination of employment occurs. (If Mr. Dauman's employment termination were to occur during the final 24 months of the employment term, this amount would be prorated to reflect the number of months remaining in the term, but the multiplier would not be less than one.) In addition, unvested stock options and Matching RSUs would vest. Mr. Dauman's outstanding awards of PSUs would be valued base on performance through his termination date with a measurement period generally extending back three years (or to his employment commencement date, if later). If any payments made to Mr. Dauman under the Dauman Employment Agreement would be subject to the excise tax imposed on "parachute" payments by the Internal Revenue Code, Viacom will "gross-up" his compensation for all such excise taxes and any federal, state and local taxes applicable to such gross-up payment (including penalties and interest), but only if the amount of payments and benefits under the Dauman Employment Agreement without taking account of such "gross up" exceeds 110% of the amount that could be provided without imposition of the excise tax.

                  The foregoing description of the Dauman Employment Agreement is qualified by reference to the Dauman Employment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference in its entirety.

Dooley Employment Agreement

                  The Dooley Employment Agreement provides that Mr. Dooley will report to the President and Chief Executive Officer of Viacom and will be nominated annually for election to the Board. The Dooley Employment Agreement also provides that Mr. Dooley and Mr. Dauman will constitute a two-member Office of the President that will supervise and review operations, planning and strategy for Viacom and its subsidiaries.

                  Under the Dooley Employment Agreement, Mr. Dooley will receive an annual salary of $1.6 million (subject to annual review and possible increase by the Committee) and will be eligible to receive an annual cash bonus based upon the achievement of performance objectives established by the Committee. Mr. Dooley's target bonus for each calendar year will be $5.6 million (subject to annual review and possible increase by the Committee) and his maximum bonus will be two times his target bonus. Mr. Dooley will be paid a pro rata portion of such target bonus for 2006, which amount is not conditioned on the achievement of performance objectives. The Committee also approved the grant to Mr. Dooley of stock options having an aggregate value, determined in accordance with Financial Accounting Standard 123(R), of $9.6 million. The stock options will be awarded to Mr. Dooley on September 8, 2006 and will have an exercise price equal to the closing price of the Class B Shares on the New York Stock Exchange that day. Mr. Dooley's options will vest and become exercisable on the six-month anniversary of his commencement of employment and will have a term of eight years.

                  The Dooley Employment Agreement further provides for Mr. Dooley to receive, beginning in 2007, annual long-term incentive awards with a target value of $9.6 million, 50% of which shall consist of stock options to purchase Class B Shares and 50% of which shall consist of PSUs. The provisions of the Dooley Employment Agreement relating to the terms and conditions of Mr. Dooley's annual awards of stock options and PSUs are substantially identical to the corresponding provisions of the Dauman Employment Agreement.

                  Mr. Dooley has agreed to invest at least $4 million in Class B Shares within three months of September 5, 2006 (the "Dooley Purchased Shares"). Viacom will award Mr. Dooley Matching RSUs on a 2:1 basis for each Class B Share purchased, up to a maximum investment by Mr. Dooley of $4 million. The Matching RSUs will vest in 25% installment on each of the first four anniversaries of the last purchase by Mr. Dooley that brings his personal investment to $4 million, provided that Mr. Dooley retain his ownership of the Dooley Purchased Shares through the applicable vesting date. The Dooley Employment Agreement generally permits Mr. Dooley to participate in all arrangements for benefits, business expenses and perquisites available to senior executives of Viacom. Mr. Dooley will receive term life insurance in the amount of $6.4 million. Mr. Dooley's employment term will continue until December 31, 2011.

                  The restricted covenants applicable to Mr. Dooley under the terms of the Dooley Employment Agreement, as well as the terms that would apply in the event of Viacom's termination of Mr. Dooley's employment without cause or of his resignation for good reason, are substantially identical to the corresponding terms of the Dauman Employment Agreement.

                  The foregoing description of the Dooley Employment Agreement is qualified by reference to the Dooley Employment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference in its entirety.



Section 5.        Corporate Governance and Management.

Item 5.02 Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.

                  (b) As previously disclosed, on September 5, 2006, Thomas E. Freston resigned as President and Chief Executive Officer of Viacom and as a member of the Board.

                  (c) As previously disclosed, on September 5, 2006, the Board appointed Philippe P. Dauman to serve as Viacom's President and Chief Executive Officer, succeeding Thomas E. Freston. On September 5, 2006, the Board also appointed Thomas E. Dooley to the newly created position of Senior Executive Vice President and Chief Administrative Officer of Viacom. Mr. Dauman and Mr. Dooley are currently members of the Board and will continue as directors.

Biographical and Other Information Regarding Mr. Dauman
-------------------------------------------------------

                  Mr. Dauman, 52, was elected to the Board as of January 1, 2006. Previously, he served as a director of the former Viacom Inc. (now known as CBS Corporation) ("Former Viacom") since 1987. He has been Co-Chairman and Chief Executive Officer of DND Capital Partners, L.L.C., a private equity firm, since May 2000. Prior to co-founding DND Capital Partners, Mr. Dauman served as Former Viacom's Deputy Chairman from 1996 until May 2000, and Executive Vice President from 1994 until May 2000. From 1993 to 1998, Mr. Dauman served as General Counsel and Secretary of Former Viacom. Mr. Dauman is also a director of National Amusements, Inc.

                  The material terms of the employment agreement pursuant to which Mr. Dauman will serve as President and Chief Executive Officer of Viacom are summarized above under Item 1.01 and are incorporated herein by reference.

Biographical and Other Information Regarding Mr. Dooley
-------------------------------------------------------

                  Mr. Dooley, 49, was elected to the Board as of January 1, 2006. He has served as Co-Chairman and Chief Executive Officer of DND Capital Partners, L.L.C., a private equity firm, since May 2000. Prior to co-founding DND Capital Partners, Mr. Dooley held various corporate and divisional positions at Former Viacom, which he joined in 1980, including Deputy Chairman, member of its Executive Committee, and Executive Vice President, Finance, Corporate Development and Communications. He is also a director of LaBranche & Co. Inc.

                   The material terms of the employment agreement pursuant to which Mr. Dooley will serve as Senior Executive Vice President and Chief Administrative Officer of Viacom are summarized above under Item 1.01 and are incorporated herein by reference.





Section 9.        Financial Statements and Exhibits

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this Report on Form
8-K:


Exhibit No.            Description of Exhibit
-----------            ----------------------

10.1                   Employment Agreement between Viacom Inc. and Philippe P.
                       Dauman, dated September 5, 2006.

10.2                   Employment Agreement between Viacom Inc. and Thomas E.
                       Dooley, dated September 5, 2006.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   VIACOM INC.
                                  (Registrant)



                                  By:
                                       ---------------------------------------
                                        Name:   Michael D. Fricklas
                                        Title:  Executive Vice President,
                                                General Counsel and Secretary


Date:    September 7, 2006

                                  Exhibit Index

Exhibit No.            Description of Exhibit
-----------            ----------------------

10.1                   Employment Agreement between Viacom Inc. and Philippe P.
                       Dauman, dated September 5, 2006.

10.2                   Employment Agreement between Viacom Inc. and Thomas E.
                       Dooley, dated September 5, 2006.